Exhibit 23.1

We hereby consent to the incorporation by reference in the financial statements of Bauman Estate Planning, Inc. for the period on the date of inception on August 27, 2010 to September 15, 2010 of our report dated October 14, 2010 included in its Registration Statement on Form S-1 dated October 15, 2010 relating to the financial statements for the period on the date of inception on August 27, 2010 to September 15, 2010.

/S/ SAM KAN & COMPANY ___________________________________
Firm’s Manual Signature
Alameda, CA ___________________________________
City, State
October 15, 2010 ___________________________________
Date